SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2003

Rainier Pacific Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

3700 Pacific Highway East, Suite 200, Fife, Washington		98424
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (253) 926-4000

Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On October 16, 2003, Rainier Pacific Financial Group, Inc. announced that trading in its common stock will commence on the NASDAQ National Market system on October 21, 2003. For additional information, reference is made to the press release attached hereto as Exhibit 99, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

              (c)     Exhibits

                       99        Press release dated October 16, 2003

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                            RAINER PACIFIC FINANCIAL GROUP, INC.

DATE: October 16, 2003                                     By: /s/ John A. Hall
                                                                                  John A. Hall
                                                                                  President and Chief Executive Officer

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Exhibit 99

Press release dated October 16, 2003

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October 16, 2003                                                                             For more information, contact:
FOR IMMEDIATE RELEASE                                                         John Hall: (253) 926-4007
                                                                                                         jhall@rainierpac.com
                                                                                                                         or
                                                                                                         Vic Toy: (253) 926-4038
                                                                                                          vtoy@rainierpac.com

Rainier Pacific Financial Group to Begin Trading on NASDAQ on October 21, 2003

Tacoma, Washington - October 16, 2003 - Rainier Pacific Financial Group, Inc. ("Rainier Pacific"), the holding company for Rainier Pacific Savings Bank ("Rainier Pacific Bank"), announced today that trading in Rainier Pacific's common stock (NASDAQ: RPFG) will commence on the NASDAQ National Market system on October 21, 2003. On October 15, 2003, Rainier Pacific received final clearance from the Federal Deposit Insurance Corporation, and will be closing its mutual to stock conversion at the maximum, as adjusted, of the appraised value of Rainier Pacific Bank disclosed in the prospectus filed with the Securities and Exchange Commission. As a result, 7,935,000 shares of Rainier Pacific common stock will be sold to Rainier Pacific Bank's depositors and its 401(k) Employee Stock Ownership Plan at a price of $10.00 per share. An additional 507,840 shares will be contributed to the Rainier Pacific Foundation, a charitable foundation that has been established by Rainier Pacific that will bring the total number of outstanding shares to 8,442,840. The plan to convert from mutual to stock form was approved by Rainier Pacific Bank's depositors on September 24, 2003.

The subscription offering was oversubscribed, and as a result, those depositors who did not have at least $50.00 on deposit as of the close of business on December 31, 2000, or who did not qualify as an Eligible Account Holder to be included in Preference Category No. 1, will receive fewer shares than they

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subscribed for. Eligible Account Holders who are included in Preference Category No. 1, however, will receive all of the shares of Rainier Pacific common stock they subscribed for, or 3,518,353 shares. In addition to the shares allocated to subscribers in Preference Category No.1, 675,427 shares of Rainier Pacific common stock will be issued to the Preference Category No. 2 subscriber, Rainier Pacific Bank's 401(k) Employee Stock Ownership Plan. Subject to certain purchase limitations and the provisions of the Plan of Conversion, all orders in Preference Categories Nos. 1 and 2 were satisfied. Subscribers in Preference Category No. 3, which consists of depositors having at least a $50.00 deposit on June 30, 2003, will receive a reduced allocation based upon the terms contained in the Plan of Conversion and described in the prospectus. Subscribers in Preference Category No. 4, which consist of depositors having a deposit on July 31, 2003, will not receive any shares of Rainier Pacific common stock and have had their funds returned to them.

Subscribers may obtain additional information regarding the stock allocations by contacting Rainier Pacific's stock conversion center at (253) 926-4031 between 9:00 a.m. and 5:00 p.m. Washington time until October 24, 2003.

Rainier Pacific Bank is a Tacoma-based state-chartered savings bank operating 11 branches located in Tacoma/Pierce County and Federal Way, Washington. Rainier Pacific Bank converted from a credit union to a Washington-chartered mutual savings bank in January 2001.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other Government Agency.

For additional information, visit Rainier Pacific Bank at www.rainierpac.com.

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